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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint FRANK S. HARKINS, JR., E. M. PAYNE III and PHILIP L. MCLAUGHLIN and each of them severally, the true and lawful agents and attorneys-in-fact (the "Agents" and, severally, an "Agent") of the undersigned with full power to act, upon the terms and conditions herein set forth, for an in the name, place and stead of the undersigned in any way which the undersigned could do, if the undersigned were personally present, to execute in their name, place and stead (in any such capacity), all applications, certificates, letters, registration statements, amendments to registration statements or other documents addressed to or filed with the Securities and Exchange Commission which may be required in connection with the registration under the Securities Act of 1933, as amended, of the common stock of Horizon Bancorp, Inc., which may be issued to shareholders of Twentieth Bancorp, Inc., under the Plan of Merger and Reorganization dated as of February 6, 1996, by and between Horizon Bancorp, Inc., and Twentieth Bancorp, Inc. and to file the same with the Securities and Exchange Commission and other appropriate agencies or departments, each of said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of the undersigned directors every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned may or could do in person.
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         Dated this 5th day of April, 1996.
         WITNESS the following signatures and seals:

/s/ JOHN M. ALDERSON, IV     (SEAL)          /s/ Philip L. McLaughlin    (SEAL)
- -----------------------------                ----------------------------
    John M. Alderson, IV                           Philip L. McLaughlin

/s/ PHILLIP W. CAIN          (SEAL)          /s/ HARPER W. NELSON        (SEAL)
- -----------------------------                ----------------------------
   Phillip W. Cain                               Harper W. Nelson


/s/ W. H. FILE, III          (SEAL)          /s/ RODNEY H. PACK          (SEAL)
- -----------------------------                ----------------------------
    W. H. File, III                              Rodney H. Pack


/s/ DAVID W. HAMBRICK        (SEAL)          /s/ E. M. PAYNE III         (SEAL)
- -----------------------------                ----------------------------
   David W. Hambrick                             E. M. Payne III


/s/ FRANK S. HARKINS, JR.    (SEAL)          /s/ R. T. ROGERS            (SEAL)
- -----------------------------                ----------------------------
   Frank S. Harkins, Jr.                         R. T. Rogers


                             (SEAL)          /s/ JAMES S. SONGER         (SEAL)
- -----------------------------                ----------------------------
   Tracy W. Hylton, II                           James S. Songer


/s/ WILLIAM E. KANE          (SEAL)          /s/ ALBERT M. TIECHE, JR.   (SEAL)
- -----------------------------                ----------------------------
   William E. Kane                               Albert M. Tieche, Jr.


/s/ ROBERT L. KOSNOSKI       (SEAL)          /s/ E. A. TUCKWILLER, JR.   (SEAL)
- -----------------------------                ----------------------------
   Robert L. Kosnoski                            E. A. Tuckwiller, Jr.


/s/ THOMAS E. LILLY          (SEAL)          /s/ EARL R. TURNER          (SEAL)
- -----------------------------                ----------------------------
   Thomas E. Lilly                               Earl R. Turner


/s/ CAROLYN H. MCCULLOCH     (SEAL)
- -----------------------------
   Carolyn H. McCulloch